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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported)     April 2, 1996
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                           REUNION RESOURCES COMPANY
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             (Exact name of registrant as specified in its charter)


                                     Delaware
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                 (State or other jurisdiction of incorporation)


            1-7726                                         76-0404108
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    (Commission File Number)                  (IRS Employer Identification No.)


      One Stamford Landing, 62 Southfield Avenue. Stamford, CT      06902
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             (Address of principal executive offices)            (Zip Code)


    Registrant's telephone number, including area code      (203) 324-8858
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                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On April 2, 1996, Reunion Resources Company ("Reunion") and Tribo Petroleum Corporation ("Tribo") entered into a Stock Purchase Agreement (the "Agreement") pursuant to which Tribo has agreed to purchase from Reunion all of the issued and outstanding capital stock of Reunion Energy Company, Reunion's wholly-owned subsidiary engaged in oil and gas operations. The purchase price is $11,375,000, subject to possible adjustments, of which $9,675,000 will be payable in cash upon closing and $1,700,000 will be payable pursuant to a promissory note due six months after closing. The transaction is scheduled to close on May 1, 1996, subject to satisfaction of customary closing conditions, including Tribo's obtaining of financing.

     Reunion's April 4, 1996 press release concerning this matter is attached hereto as an exhibit and incorporated herein by reference. The description herein (including in such press release) of the transactions covered by the Agreement is qualified in its entirety by reference thereto which also is attached as an exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.  Not applicable.

     (b) Pro Forma Financial Information.  Not applicable.

     (c)  Exhibits.

               2.1 Stock Purchase Agreement, dated April 2, 1996, between Tribo Petroleum Corporation and Reunion Resources Company (filed herewith without exhibits or schedules which will be furnished supplementally to the Commission upon its request).

               99 Press Release of Reunion Resources Company dated April 4, 1996 (filed herewith).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 1996                                REUNION RESOURCES COMPANY



                                             By:      /s/ Richard L. Evans
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                                                Richard L. Evans,
                                                Executive Vice President

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